Exhibit 99.1

Coleman Cable, Inc. Announces Strong First-Quarter 2011 Financial Results

WAUKEGAN, Ill., May 5, 2011 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced first-quarter 2011 financial results.

Highlights

•	Adjusted EPS of $0.37 per diluted share, a 208.3 percent increase versus $0.12 last year;

•	Sales increased to $205.8 million, up 31.9 percent compared to the first quarter of last year, with sales volume growth of 7.3 percent over last year;

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In April 2011, closed on three acquisitions: The Designers Edge, First Capitol Wire & Cable, and Continental Wire & Cable. Collectively, these acquisitions, which we expect to fully integrate by the end of the second quarter of 2011, meaningfully expand our production capabilities, product offerings and capacity in key areas of our business; and

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In March 2011, entered merger agreement to acquire Technology Research Corporation (“TRC”) (NASDAQ: TRCI) for $7.20 per share in cash, reflecting a purchase price of $51.5 million, and commenced a tender offer for all outstanding common stock of TRC in April 2011. We expect the tender offer, which is scheduled to expire on May 13, 2011, unless otherwise extended, and merger to close in the second quarter of 2011, though both are subject to certain conditions and there can be no assurance that they will be consummated.

Outlook

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For the second quarter of 2011, the Company estimates sales between $190.0 million and $200.0 million and Adjusted EPS between $0.24 and $0.37 versus Adjusted EPS of $0.23 for the second quarter of 2010.

First-Quarter 2011 Results

Net sales increased 31.9 percent for the first quarter to $205.8 million versus $156.0 million for the first quarter of 2010, on a 7.3 percent increase in sales volume (measured in total pounds shipped). First-quarter 2011 Adjusted EPS and Adjusted EBITDA were $0.37 per diluted share and $21.0 million, respectively, compared to $0.12 per diluted share and $14.9 million, respectively, for the first quarter of 2010.

President and CEO Gary Yetman stated, “Our first quarter results represent a particularly strong start to 2011. We experienced strong year-over-year volume growth across a number of areas, most notably within our OEM and industrial related products, and earnings that were well above our expectations for the quarter. We are pleased with the position of our business and excited about our recent acquisitions which meaningfully expand our product offering in key areas of our business, and which we believe will be financially accretive in the second half of 2011.”

Mr. Yetman concluded, “Based on our strong results for the first quarter, we are becoming increasingly confident in our outlook for 2011. Though we remain concerned with the potential near-term impact of higher commodity prices and inflationary pressures, we believe we will continue to benefit from sustained strength in demand levels, with the second half of 2011 further benefiting from an uptick in our seasonal business and additional earnings driven by way of our recent acquisitions.”

On a GAAP basis, the Company recorded earnings of $0.30 per diluted share for the first quarter, compared to a loss of $0.23 per diluted share last year. First-quarter 2010 results included restructuring charges of $0.9 million ($0.5 million after tax, or $0.03 per diluted share) and $8.6 million ($5.2 million after tax, or $0.31 per diluted share) related to a loss on the extinguishment of debt. Meanwhile, the first-quarter 2011 results included acquisition related costs of $0.9 million ($0.6 million after tax, or $0.04 per diluted share). Additionally, first quarter results for the 2011 and 2010 periods included foreign currency transaction gains and share-based compensation expense. All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the attached schedules for a full reconciliation of GAAP results to adjusted results.

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation. Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation. Management uses Adjusted EBITDA and Adjusted EPS as measures in evaluating the performance of our business. Other companies may define Adjusted EBITDA and Adjusted EPS differently and, as a result, our measures of Adjusted EBITDA and Adjusted EPS may not be directly comparable to measures used by other companies. For reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Friday, May 6, 2011, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates;

•	impact of renegotiation of our revolving credit facility; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three months ended March 31,
	2011	2010
NET SALES	$205,802	$155,980
COST OF GOODS SOLD	175,775	133,141

GROSS PROFIT	30,027	22,839
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,853	11,207
INTANGIBLE ASSET AMORTIZATION	1,583	2,017
RESTRUCTURING CHARGES	—	888

OPERATING INCOME	14,591	8,727
INTEREST EXPENSE	6,971	6,532
LOSS ON EXTINGUISHMENT OF DEBT	—	8,566
OTHER INCOME	(132)	(127)

INCOME (LOSS) BEFORE INCOME TAXES	7,752	(6,244)
INCOME TAX EXPENSE (BENEFIT)	2,526	(2,414)

NET INCOME (LOSS)	$5,226	$(3,830)

EARNINGS (LOSS) PER COMMON SHARE DATA
NET INCOME (LOSS) PER SHARE
Basic	$0.30	$(0.23)
Diluted	0.30	(0.23)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,079	16,896
Diluted	17,205	16,896

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,204	$33,454
Accounts receivable, less allowance of $2,500 and $2,491, respectively	123,089	110,774
Inventories	92,664	81,130
Deferred income taxes	3,234	3,171
Assets held for sale	546	546
Prepaid expenses and other current assets	2,950	3,761

Total current assets	236,687	232,836

PROPERTY, PLANT AND EQUIPMENT, NET	44,933	45,731
GOODWILL	29,178	29,134
INTANGIBLE ASSETS	22,184	23,764
DEFERRED INCOME TAXES	330	301
OTHER ASSETS	9,968	9,345

TOTAL ASSETS	$343,280	$341,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$4	$7
Accounts payable	24,829	22,016
Accrued liabilities	24,415	30,193

Total current liabilities	49,248	52,216

LONG-TERM DEBT	271,932	271,820
OTHER LONG-TERM LIABILITIES	3,492	4,258
DEFERRED INCOME TAXES	710	1,595
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	17	17
Additional paid-in capital	91,003	90,483
Accumulated deficit	(74,034)	(79,260)
Accumulated other comprehensive income (loss)	912	(18)

Total shareholders’ equity	17,898	11,222

TOTAL LIABILITIES AND EQUITY	$343,280	$341,111

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	2011	2010

Net income (loss) per diluted share	$0.30	$(0.23)
Restructuring charges	—	0.03
Loss on extinguishment of debt	—	0.31
Foreign currency transaction gain	(0.01)	—
Share-based compensation expense	0.04	0.01
Acquisition-related costs	0.04	—

Adjusted diluted earnings per share	$0.37	$0.12

	Three Months Ended March 31,
Net income, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	2011	2010
	(Thousands)
Net income (loss)	$5,226	$(3,830)
Interest expense	6,971	6,532
Income tax expense (benefit)	2,526	(2,414)
Depreciation and amortization expense (a)	4,305	4,913

EBITDA	$19,028	$5,201

Restructuring charges	—	888
Loss on extinguishment of debt	—	8,566
Foreign currency transaction gain	(132)	(127)
Share-based compensation expense	1,177	360
Acquisition-related costs	902	—

Adjusted EBITDA	$20,975	$14,888

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

First Quarter 2011 Adjusted EBITDA & Adjusted EPS

Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains recorded at our Canadian subsidiary, and stock-based compensation.

Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

Reconciliation of Second Quarter 2011 Earnings Target to GAAP

For the second quarter of 2011, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.24 to $0.37 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.15 to $0.30 per share.

*	Rounding differences may occur for various calculated amounts.